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                                                                    EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. of our reports dated July 23, 2003 and April 24, 2003 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Forms 10-Q for the quarters ended June 30, 2003 and March 31, 2003, respectively.

                                                    /s/Ernst & Young LLP
Irvine, California
August 8, 2003